INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT ("Agreement"), dated as of June 29, 2007 (the "Effective Date"), is by and between Torbay Holdings, Inc. ("Assignor"), and Thomas Large ("RECEIVING PARTY").

Background

Assignor and Receiving Party have made hardware, software and related know-how contributions relating to apparatus(s), software and related know-how, which may relate to (but are not limited to) computer mouse device(s), and may be collectively identified as "PROPERTY". It is Assignor's intention to assign and transfer to the Receiving Party all of Assignor's right, title, and interest in and to any software, hardware, know-how and other intellectual properties used and distributed as part of or in connection with PROPERTY.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **Copyrights.** Assignor hereby agrees to assign and transfer to Receiving Party all right, title, and interest in and to its copyrights in any software, documentation, and other software and materials related to the PROPERTY project or any other project for which Receiving Party has retained Assignor's services.

2. **Intellectual Property Rights.** For any Intellectual Property Rights in the PROPERTY that are not assigned to the Receiving Party by Section 1, Assignor hereby assigns and transfers to Receiving Party all right, title, and interest in and to its Intellectual Property Rights in the Materials. For purposes of this Agreement, "Intellectual Property Rights" means intellectual property rights, including (i) any patent (excluding United States Patent 7,145,548 and application 29/192,832), patent application (whether registered or unregistered), copyright (whether registered or unregistered), copyright application (whether registered or unregistered), trade secret, trademark (whether registered or unregistered), trademark application, trade name, service mark (whether registered or unregistered), service mark application, confidential information, know-how, process, technology, development tool, ideas, concepts, design right, database right, methodology, algorithm or invention, (ii) any right to use or exploit any of the foregoing, and (iii) any other proprietary right, whether arising under the laws of the United States or any other country.

3. **Governing Laws.** To the full extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, excluding its conflicts of laws principles. To the full

extent permitted by law and consistent with valid entry into a binding agreement, the controlling language of this Agreement is English and any translation Assignor has received has been provided solely for Assignor's convenience. To the full extent permitted by law, the exclusive jurisdiction for any action relating to this Agreement shall be a federal or state court in New York, New York, and the parties consent to such jurisdiction and waive and agree not to plead or claim that any such action or proceeding has been brought in an inconvenient forum.

4. **Severability.** Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

5. **Cooperation Following the Execution.** Following the execution of this Agreement, each party shall deliver to the other such further information and documents and shall execute and deliver to the other such further instruments and agreements as the other party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other party the benefits of this Agreement.

6. **Entire Agreement**: This Agreement constitutes the entire Agreement between Assignor and Receiving Party with respect to the subject matter hereof, and supersedes all oral or written communications or other agreements between the parties with respect to such subject matter hereof. No changes, supplements, addenda, or amendments to this Agreement shall be effective or enforceable unless agreed to by the parties in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASSIGNOR	RECEIVING PARTY
(Signature)	(Signature)
Rich Lauer President Torbay Holdings, Inc.	William Thomas Large
June 30, 2007 (Date)	June 30, 2007 (Date)

ASSIGNMENT

FOR VALUE RECEIVED: Torbay Holdings, Inc. hereby sell, assign and transfer unto:

Designer Appliances, Inc.
P.O Box 1117
Long Beach, NY 11561

as assignees, and its successors, assigns and legal representatives, an undivided interest in and to the entire right, title and interest, for the United States and to certain inventions relating to:

BIOMECHANICALLY LOW LOAD COMPUTER MOUSE

described in United States Patent Number 7,145,548, for Biomechanically Low Load Computer Mouse,

I agree that, when requested, I will, without charge to said assignees, but at their expense, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable or convenient for maintaining and litigating patents for said inventions in any and all countries and for vesting title thereto in said assignees, their successors, assigns, and legal representatives or nominees.

I covenant with said assignees, their successors, assigns and legal representatives, that the rights and property herein conveyed are free and clear of any encumbrance, and that I have full right to convey the same as herein expressed.

Signed at 11:15 a.m. this 29th day of June, 2007

Rich Lauer
President

On behalf of Torbay Holdings, Inc.

NOTARY:

ASSIGNMENT

FOR VALUE RECEIVED: Torbay Holdings, Inc. hereby sell, assign and transfer unto:

Designer Appliances, Inc.
P.O Box 1117
Long Beach, NY 11561

as assignees, and its successors, assigns and legal representatives, an undivided interest in and to the entire right, title and interest, for the United States and to certain inventions relating to:

COMPUTER MOUSE

described in an application filed for Letters Patent of the United States, serial number 29/192,832, for COMPTUER MOUSE, and all the rights and privileges under any and all Letters Patent that may be granted therefore.

I request that any and all patents for said inventions be issued to said assignees, their successors, assigns, and legal representatives, or to such nominees as they may designate.

I agree that, when requested, I will, without charge to said assignees, but at their expense, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable or convenient for securing and maintaining patents for said inventions in any and all countries and for vesting title thereto in said assignees, their successors, assigns, and legal representatives or nominees.

I hereby consent that a copy of this assignment shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document which may be required in any country for any purpose and more particularly in proof of the right of the said assignees or nominees to claim the aforesaid benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it.

I covenant with said assignees, their successors, assigns and legal representatives, that the rights and property herein conveyed are free and clear of any encumbrance, and that I have full right to convey the same as herein expressed.

Signed at 11:15 a.m. this 29th day of June, 2007

Rich Lauer
President
On behalf of Torbay Holdings, Inc.

NOTARY: